NEWS

For Immediate Release

For additional information contact:

Marty Schwenner
Vice President, Chief Financial Officer
Magnetek, Inc.
262-703-4282
mschwenner@magnetek.com

Magnetek To Transfer Stock Exchange Listing to NASDAQ

Menomonee Falls, Wis., December 9, 2011 - Magnetek, Inc. (the “Company”) (NYSE: MAG), a leading provider of digital power and motion control systems, announced today that it will voluntarily transfer its stock exchange listing from the New York Stock Exchange (“NYSE”) to the NASDAQ Global Market (“NASDAQ”), an exchange of the NASDAQ OMX Group Inc. The Company currently expects that its common stock will cease trading on the NYSE effective after the close of trading on December 19, 2011, and will commence trading on the NASDAQ on December 20, 2011. The Company's common stock will continue to be listed under the ticker symbol “MAG.”

As previously reported, the Company was notified that it was below the NYSE's continued listing standards related to the Company's capitalization. Although the NYSE accepted the Company's business plan to regain compliance with its listing standards, the Company's Board of Directors approved voluntarily transferring the listing of the Company's common stock from the NYSE to the NASDAQ. The Company believes that this voluntary transfer to the NASDAQ will help alleviate any such compliance issues in the future, while continuing to provide the Company's shareholders with seamless market access and liquidity.

About Magnetek, Inc.
Magnetek, Inc. provides digital power and motion control systems used in overhead material handling, elevator, and energy delivery applications. The Company is North America's largest supplier of digital drive systems for industrial cranes, hoists, and monorails. Magnetek provides Energy Engineered® drives, radio remote controls, motors, and braking and collision avoidance subsystems to North America's foremost overhead material handling crane builders. The Company is also the world's largest independent builder of highly integrated digital motion control systems for high-rise, high-speed elevators. In energy delivery, Magnetek develops and markets digital power inverters that connect renewable energy sources to the utility grid, and is a leading independent supplier of digital motion control systems for underground coal mining applications. Magnetek is headquartered in Menomonee Falls, Wis., in the greater Milwaukee area and operates manufacturing facilities in Pittsburgh, Pa., and Canonsburg, Pa., as well as Menomonee Falls.

Special Note Regarding Online Availability of Magnetek Releases and Filings

All Magnetek financial news releases and filings with the Security and Exchange Commission (“SEC”) are posted to the Magnetek website. Material and financial releases as well as SEC filings are available at www.magnetek.com. Automatic email alerts for these postings are available from the Investor Relations section of the site. Corporate and general releases as well as product information are also available at www.magnetek.com.

Special Note Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the Company's expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company's control. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. These include, but are not limited to, economic conditions in general, business conditions in material handling, elevator, mining, and alternative energy markets, operating conditions, competitive factors such as pricing and technology, risks associated with acquisitions and divestitures, legal proceedings and the risk that the Company's ultimate costs of doing business exceed present estimates.  Other factors that could cause actual results to differ materially from expectations are described in the Company's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.